Exhibit 16.1

BDO    BDO CANADA LLP               600 Cathedral Place, 925 West Georgia Street
       Chartered Accountants        Vancouver, BC, Canada V6C 3L2
                                    Telephone: (604) 688-5421
                                    Facsimile: (604) 688-5132
                                    E-mail: vancouver@bdo.ca
                                    Website: www.bdo.ca



February 16, 2010

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street NE
Washington, DC 20549


Re:  Wired Associates Solutions, Inc.

Ladies and Gentlemen:

We have read the statements under item 4.01 in the Form 8-K/A dated February 16, 2010, of Wired Associates Solutions, Inc. (the Company) to be filed with the Securities and Exchange Commission and we agree with such statements therein as relate to our firm. We have no basis to, and therefore, do not agree or disagree with the other statements made by the Company in the Form 8-K/A.

Yours very truly,

BDO Canada, LLP


/s/ BDO Canada, LLP
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